UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2018, the Board of Directors (the “Board”) of Seattle Genetics, Inc. (the “Company”) elected Alpna Seth, Ph.D. to the Board as a Class I director for a term expiring at the 2020 annual meeting of the Company’s stockholders, effective March 15, 2018. There is no arrangement or understanding with any person pursuant to which Dr. Seth was appointed as a member of the Board.

In accordance with the Company’s compensation policy with respect to annual cash fees for non-employee directors, Dr. Seth will receive an annual cash retainer of $50,000 for her service on the Board, which will be prorated during 2018. In addition, effective as of March 15, 2018 (the “Grant Date”), the Board granted Dr. Seth a nonstatutory stock option to purchase 14,250 shares of Company’s common stock (the “Option”) and a restricted stock unit award covering 5,750 shares of the Company’s common stock (the “RSU Award”) pursuant to the terms of the Company’s Amended and Restated 2007 Equity Incentive Plan. One quarter of the shares underlying the Option will vest on the first anniversary of the Grant Date and 1/36th of the remaining shares shall vest each month thereafter. The RSU Award will vest in its entirety on the third anniversary of the Grant Date. The Company also intends to enter into its standard form of indemnification agreement with Dr. Seth (the “Indemnification Agreement”), which will require the Company, under the circumstances and to the extent provided for therein, to indemnify Dr. Seth to the fullest extent permitted by law against certain expenses and other amounts incurred by Dr. Seth as a result of being made a party or threatened to be made a party to certain actions, suits or proceedings by reason of her position as a director (or employee or other agent) of the Company. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement previously filed by the Company as Exhibit 10.29 to the Company’s Registration Statement on Form S-1/A (File No. 333-50266), filed with the Securities and Exchange Commission on January 4, 2001.

A copy of the press release announcing Dr. Seth’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Seattle Genetics, Inc. dated March 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: March 14, 2018	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer